                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Florida Gaming Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Florida Gaming Corporation
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------


     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

- --------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3)  Filing party:
- --------------------------------------------------------------------------------

     (4)  Date filed:

- --------------------------------------------------------------------------------

- ---------------
     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           FLORIDA GAMING CORPORATION

                                                               September 4, 1996


Dear Florida Gaming Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Florida Gaming Corporation which will be held on Thursday, October 10, 1996, at Fort Pierce Jai-Alai, 1750 South Kings Highway, Fort Pierce, Florida, at 12:00 noon, local time. We hope you will be able to attend.

     The enclosed meeting notice and proxy statement contain details concerning the business to come before the Meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" election of six directors to serve until the 1997 Annual Meeting of Stockholders.

     Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Meeting even if you cannot attend.

     Also included in these materials is the Company's 1995 Annual Report to Stockholders. As we look forward to developing the many exciting opportunities that lie ahead, I want to extend my thanks to our employees for their significant contributions. I also want to express my appreciation to you, our stockholders, for your continued confidence and support in our management team.





                                   W. B. Collett
                                   Chairman of the Board and
                                   Chief Executive Officer

                           FLORIDA GAMING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of Florida Gaming Corporation:

     The 1996 Annual Meeting (the "Meeting") of Stockholders of Florida Gaming Corporation (the "Company"), a Delaware corporation, will be held at Fort Pierce Jai-Alai, 1750 South Kings Highway, Fort Pierce, Florida, on Thursday, October 10, 1996 at 12:00 noon, local time, for the following purposes:

     1. To elect six directors to serve until the 1997 Annual Meeting of Stockholders; and

     2. To transact such other business as may properly come before the Meeting, and any adjournments thereof.

     Stockholders of record at the close of business on August 13, 1996, are entitled to notice of and to vote at the Meeting, and any adjournments thereof.

     A list of stockholders of the Company as of the close of business on August 13, 1996, will be available for inspection during normal business hours from September 30 through October 9, 1996, at Fort Pierce Jai-Alai, 1750 South Kings Highway, Fort Pierce, Florida.

                                   By Order of the Board of Directors



September 4, 1996                  W. B. Collett, Jr.
                                   Executive Vice President and
                                   Secretary


     EACH STOCKHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF A STOCKHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                           FLORIDA GAMING CORPORATION
                            1750 SOUTH KINGS HIGHWAY
                         FORT PIERCE, FLORIDA 34945-3094
                                 (407) 464-7500


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to the holders of common stock (the "Common Stock") of Florida Gaming Corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be voted at the 1996 Annual Meeting of Stockholders of the Company to be held at Fort Pierce Jai-Alai, 1750 South Kings Highway, Fort Pierce, Florida, on Thursday, October 10, 1996, at 12:00 noon, local time, and at any adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, stockholders will be asked to vote on the election of nominees to the Board of Directors.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of directors to serve until the 1997 Annual Meeting of Stockholders, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. If no specific instructions are given with respect to voting for the nominees to the Board of Directors, the shares represented by a properly signed and dated proxy will be voted "FOR" the election of all nominees. The six nominees receiving the most votes cast in their favor at the Annual Meeting will be elected as directors.

     Only holders of record of shares of Common Stock of the Company at the close of business on August 13, 1996, (the "Record Date") are entitled to vote at the Annual Meeting or adjournments thereof. Each holder of record on the Record Date is entitled to one vote on all matters considered for each share of Common Stock of the Company so held. On the Record Date, there were 3,400,779 shares of Common Stock of the Company issued and outstanding. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, abstentions and broker non-votes are not counted for purposes of determining whether a nominee has been elected.

     All proxies delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later proxy, or by voting in person at the Annual Meeting.

     The approximate date on which this Proxy Statement and form of proxy are first being sent or given to stockholders is September 4, 1996.

                              ELECTION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors of the Company, pursuant to the By-Laws of the Company, has set the number of directors of the Company at six. All directors hold office until the next annual meeting of stockholders following their election and until their successors are elected and qualified.

     The Board of Directors has nominated W. Bennett Collett, Gary E. Bowman, W. Bennett Collett, Jr., George W. Galloway, Jr., Roland M. Howell, and Robert L. Hurd for election at the Annual Meeting. All nominees for election to the Board of Directors are currently serving as directors of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the Company's executive officers and directors as of the Record Date:

                                                                Director or
                                                              Executive Officer
Name                     Age  Position With The Company             Since
- ----                     ---  -------------------------       -----------------

W. Bennett Collett       63   Chief Executive Officer               1993
                              and Chairman

Robert L. Hurd           56   President and Director                1993

W. Bennett Collett, Jr.  40   Executive Vice President,             1993
                              Secretary and Director

Timothy L. Hensley       40   Executive Vice President,             1993
                              Treasurer and Chief
                              Financial Officer

Gary E. Bowman           44   Director                              1994

George W.
  Galloway, Jr.          62   Director                              1994

Roland M. Howell         80   Director                              1995

     W. BENNETT COLLETT has served as Chairman of the Board, Chief Executive Officer and a director of Freedom Financial Corporation ("Freedom") since its formation in 1985. In addition to its interest in the Company, Freedom's interests include Interstate Capital Company, a wholly owned subsidiary developing a residential real estate development in Loganville, Georgia. Mr. Collett serves as chief executive officer of each of Freedom's subsidiaries. Freedom was a bank holding company until January 1988, at which point it sold its banking subsidiaries. Mr. Collett has served as President and as a director of Freedom Holding, Inc. ("Holding") since its formation in December 1992. Holding's sole business currently is to hold shares of Freedom. Mr. Collett has been involved in the management of banking and financial service companies for over 25 years, having been a principal of ten commercial banks. For 14 years, Mr. Collett was a principal shareholder and chief executive officer of various banks and finance companies in Alabama, Arkansas, Georgia, and Missouri ranging in asset size from $1,000,000 to $250,000,000.

     ROBERT L. HURD has served as President and a director of Freedom since July 1991. Since February 13, 1995, Mr. Hurd has served as President and Chairman of General Health Care Company, a New Jersey based company in the health care apparel business. Since March 1992, he has served as President and Chief Executive Officer of International Barrier Company, a company formerly engaged in the manufacture of metal highway barriers and currently the holder of several highway barrier patents.

From 1987 until 1991, Mr. Hurd was President and Chairman of Pacific Press & Shear, Inc., a hydraulic press and shear manufacturer.

     W. BENNETT COLLETT, JR. served as President of Freedom from 1988 to 1989; since August 1989, Mr. Collett has served Freedom as Executive Vice President. He has been a director of Freedom since its formation in 1985. He presently serves as Secretary and Treasurer of Holding. Mr. Collett serves as the full-time general manager of the Company's jai-alai fronton and pari-mutuel wagering facility located in Fort Pierce, Florida. Mr. Collett was appointed to the Company's Board of Directors on August 9, 1994. W. Bennett Collett, Jr. is the son of W. Bennett Collett.

     TIMOTHY L. HENSLEY has served Freedom since its formation in 1985 in various capacities, including as President, Executive Vice President and Treasurer and a director; he has served as Executive Vice President since 1988.

     GARY E. BOWMAN has served since July 15, 1996, as Vice President of Operations and Finance of Park Development Company, Murfreesboro, Tennessee, a residential and commercial real estate development company. From February 2, 1996, until July 11, 1996, Mr. Bowman served as a loan officer with Jefferson Banking Company, Louisville, Kentucky. From 1990 until February 1, 1996, Mr. Bowman served as a loan officer in Louisville, Kentucky for PNC Bank. From 1981 to 1990, Mr. Bowman served as a loan officer in Louisville, Kentucky, for Liberty National Bank and Trust Company.

     GEORGE W. GALLOWAY, JR. has been a self-employed physician since 1958 and most recently has served as the medical director of the emergency room at Kennestone Hospital in Marietta, Georgia.

     ROLAND M. HOWELL served in hotel management for over thirty years, and was an owner and operator of hotels in Florida for approximately twenty years before his retirement in 1969. He is currently a private investor, with investments primarily in municipal bonds, stocks, and real estate.

     The Company's Board of Directors had ten meetings during 1995. The Board of Directors has no standing audit, nominating and compensation committees.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To The Company's knowledge, based solely on a review of the copies of such reports and certain representations furnished to the Company, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

PRIOR CIVIL AND ADMINISTRATIVE PROCEEDINGS

     On February 28, 1990, Freedom filed a registration statement with the Securities and Exchange Commission (Commission File No. 33-33625) (the "Freedom Registration Statement") to register shares of its Common Stock, Class A Preference. On March 5, 1990, Freedom filed an application with the New Jersey Bureau of Securities pursuant to the New Jersey state securities laws to register certain of the shares to be offered. The New Jersey Bureau of Securities indicated that the Freedom Registration Statement may have been materially deficient because certain civil and administrative proceedings involving Mr. Collett including an injunction prohibiting future violations of federal securities laws were not disclosed. Without admitting or denying the materiality of the omitted information, which information had been omitted following consultation with legal counsel, on June 11, 1990, Freedom requested withdrawal of the application for registration of securities in New Jersey. On August 23, 1990, the State of New Jersey Bureau of Securities issued a Consent Order IN THE MATTER OF:
FREEDOM FINANCIAL CORPORATION (SR-5587). On November 5, 1990, the Securities and Exchange Commission issued an order consenting to the withdrawal of the Freedom Registration Statement. The New Jersey Consent Order granted the request for withdrawal of the application for registration and denied the effectiveness of certain exemptions of the New Jersey state securities laws for secondary trading in Freedom's securities. In addition, Freedom agreed that it would not sell, give or otherwise distribute its securities in or from New Jersey without first notifying and receiving written authority to do so from the New Jersey Bureau of Securities.

     The rules and regulations promulgated by the SEC pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 generally require that proceedings involving management similar to the injunction be disclosed only for events occurring during the past five years. The Company has included the information above solely for informational purposes concerning the Company's management team. These matters have not adversely affected the ability of the Company to obtain any required gaming licenses, nor did they in the past adversely affect the ability of Freedom to obtain state or federal approvals required to operate as a bank holding company.

EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation paid by the Company for the fiscal years ended December 31, 1995, 1994 and 1993 to W. Bennett Collett, the Company's chief executive officer on December 31, 1995. As set forth in the table, Mr. Collett received no cash compensation from the Company from the time he began service as an executive officer on March 31, 1993 through December 31, 1995. Effective January 1, 1996, the Company will pay Mr. Collett a salary at an annual rate of $360,000. The Company had no executive officer as to whom the total cash and cash-equivalent remuneration from the Company exceeded $100,000 during fiscal 1995.

                           SUMMARY COMPENSATION TABLE

                                       Annual        Long Term
                                      Compens.       Compens.
                                      -------        ---------
    Name and Principal     Fiscal                    Options/       All Other
         Position           Year       Salary        SARS (#)     Compensation
    ------------------     ------      ------        --------     -------------

W. Bennett Collett          1995      $ - 0 -         300,000       $ - 0 -
 Chairman of the Board      1994        - 0 -         25,000          - 0 -
 and Chief Executive        1993        - 0 -          - 0 -          - 0 -
 Officer


                                                    OPTION GRANTS IN FISCAL 1995

                                       Number of
                                       Securities                 % of Total
                                       Underlying               Options Granted
                                         Options                  to Employees                Exercise              Expiration
              Name                       Granted                    in 1995                 Price ($/Sh)               Date
              ----                     ----------               ---------------             ------------            ----------

       W. Bennett Collett               300,000(1)                     94%                      $5.00                  5/8/00




- ---------------

     (1) Options granted on May 8, 1995; approved by stockholders on July 7, 1995; became exercisable on November 8, 1995.


                                AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND YEAR-END OPTION VALUES


                                                                         Number of Securities          Value of Unexercised In-the-
                                                                         Underlying Unexercised        Money Options at Fiscal Yr.
                                                                         Options at Fiscal Year End    End ($)(1)
                                                                         (#)

           Name                Shares Acquired              Value                 Exercisable/                 Exercisable/
           ----                on Exercise (#)          Realized ($)             Unexercisable                 Unexercisable
                               ---------------          ------------             -------------                 -------------

W. Bennett Collett                  - 0 -                   - 0 -                 325,000/-0-                $1,618,750/$0.00


- ---------------

     (1)  Based on a per share closing price of $10.50 at December 31, 1995.

DIRECTOR COMPENSATION

     The Company currently pays its non-management directors, Gary E. Bowman, George W. Galloway, Jr., and Roland M. Howell a $500 monthly fee. W. Bennett Collett, W. Bennett Collett, Jr., and Robert L. Hurd receive no directors fees.

     On August 9, 1994, the Company adopted a Directors' Stock Option Plan pursuant to which each current and future director of the Company will receive an option to purchase 25,000 shares of Common Stock. During 1995, Roland M. Howell received an option to purchase 25,000 Shares of Common Stock pursuant to this plan.

INDEMNIFICATION

     Under Section 145 of the Delaware General Corporation Law ("DGCL"), the Company has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of his being a director or officer of the Company if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's Bylaws provide that the Company shall indemnify each person who may be indemnified pursuant to Section 145, as amended from time to time (or any successor provision thereto), to the fullest extent permitted by
Section 145. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Certain relationships among the Company, its management and affiliates, including Freedom, create various potential and actual conflicts of interest.
In situations where there will be an ongoing relationship with related parties, including the purchase of services or products or the making of loans, it is the Company's policy that all such material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. It is the Company's policy that a majority of the independent and disinterested directors will be required to approve continuation or initiation of such a relationship and will periodically review such transactions to assure that they meet the aforementioned standard.

     Ronald P. Perella, a former director of the Company, served as a consultant to the Company to assist the Company in identifying and reviewing businesses to merge with or be acquired by the Company. Mr. Perella received a total of $34,416.67 for his services during the year ended December 31, 1994.

     The Company and Freedom have entered into a Credit Line Agreement dated December 1, 1995, whereby the Company will lend Freedom up to $1,000,000 at an annual interest rate of 2% above the prime rate, secured by Freedom's federal tax refunds receivable totaling approximately $600,000 through and for the year ended December 31, 1994, and certain real estate in Georgia. The maximum debt outstanding under the Credit Line Agreement during 1995 was approximately $350,000 and the debt outstanding at June 30, 1996 was approximately $922,641. Principal and interest outstanding under the Credit Line Agreement are payable upon demand by the Company; the agreement does not provide for periodic payments of principal or interest.

     Freedom and Holding may each be deemed to be a "parent" of the Company as such term is defined in the rules promulgated under the Exchange Act. For information with respect to the ownership of stock in Freedom and Holding, see "Security Ownership of Certain Beneficial Owners and Management" elsewhere herein.

     The Company acquired the jai-alai fronton and pari-mutuel wagering facility located in Fort Pierce, Florida (the "Fronton") from WJA Realty Limited Partnership ("WJA Realty"), a then-unrelated party, pursuant to an agreement with WJA Realty dated October 6, 1993. On February 1, 1994, the Company received approval from the DPMW to transfer the pari-mutuel permit for the Fronton from WJA Realty to the Company and also closed the purchase transaction with WJA Realty on that date. Consideration for the acquisition consisted of 200,000 shares of Company Common Stock and $1,500,000 paid in cash at the closing (including $100,000 previously deposited in an escrow account) and $1,000,000 which was in the form of a ten-year 8% mortgage.

     On July 3, 1996, the Company signed an agreement to purchase notes (the "WJA Notes") of WJA Realty, with balances aggregating $20,000,000 from the Bank of Oklahoma, N.A., Tulsa, Oklahoma. The WJA Notes are secured by real estate and improvements consisting of three jai-alai pari-mutuel facilities located in Miami, Tampa and Ocala, Florida. Consideration for the WJA Notes will be a combination of $8,000,000 in cash, 615,385 shares of the Company's Common Stock and a $1,000,000 non-interest bearing note. Closing is scheduled for October 28, 1996, however, the closing is subject to all approvals required under the State of Florida House Bill #337 to establish and operate card rooms in Dade County (Miami) and Hillsborough County (Tampa) Florida, and other approvals required by the State of Florida Department of Business and Professional Regulation, Division of Pari-Mutuel Wagering. The Company and principals of WJA Realty are presently engaged in negotiations concerning a combination of the two companies or their operations.

     The Company has entered into a letter of intent dated October 4, 1994 (the "Letter of Intent") with Casino America, Inc. ("Casino America") to form a joint venture (the "Joint Venture") to build and operate a casino at the Fronton. If the Joint Venture is formed before passage of an amendment to the Florida Constitution to permit casino gaming at the Fronton, the Company will contribute its interest in the Fronton to the Joint Venture with a credit to its capital account of $5,000,000. Casino America will contribute up to $2,500,000, as needed, to construct a 100,000 square foot indoor facility suitable for a casino or flea market. If casino gaming is not permitted in Florida within six years from October 4, 1994, Casino America has a continuing option to convert the money contributed to the Joint Venture to a promissory note from the Joint Venture payable in equal payments over a ten year period with interest at 8% per annum. If casino gaming is permitted at the Fronton before October 4, 2000, the value of the assets contributed by the Company to the Joint Venture will be adjusted to increase the Company's capital account up to $22,500,000. Casino America would fund its capital account on an as needed basis up to $22,500,000. All profits and losses of the Joint Venture will be allocated between the partners based upon capital accounts.

     The Letter of Intent provides that Casino America will be the manager of the casino and all casino-related activities. The Company will manage the operation of the jai-alai fronton, inter-track wagering and all other non-casino related activities. Each corporation will receive a management fee based on costs. The Letter of Intent provides that Casino America has the exclusive right to enter into a Joint Venture with the Company for six years from October 4, 1994, and Casino America has a right of first refusal to enter into other potential casino gaming opportunities in Florida with the Company for such period and during the term of the Joint Venture.

     The formation of the Joint Venture is subject to certain conditions, including the satisfactory completion of due diligence by Casino America, the receipt of all required regulatory approvals, the approval of each partner's board of directors, the execution of a definitive joint venture agreement, and the approval of the Company's stockholders, if required by law. If no definitive Joint Venture agreement is executed by March 31, 1995, and the Letter of Intent is not extended by either party no later than June 30, 1995, either party may terminate discussions in connection with the Joint Venture and neither party shall have any liability to the other, except as otherwise specified in the Letter of Intent. By letter dated March 21, 1995, Casino America extended the period of time to June 30, 1995. No definitive Joint Venture agreement has yet been executed, and though the June 30, 1995, date has passed, the Company and Casino America are continuing negotiations.

     Freedom has informed the Company that Casino America has purchased 22,500 shares of Freedom's 7% Series AA Mandatorily Redeemable Preferred Stock (the "Freedom Preferred Stock") for an aggregate purchase price of $2,250,000. Freedom has also issued 1,181 shares of Freedom Preferred Stock to Casino America in payment of dividends. The Freedom Preferred Stock is convertible into shares of the Company's Common Stock owned by Freedom at prices ranging from $7.50 per share of Common Stock to $15.00 per share of Common Stock, depending upon the timing of the conversion and passage of an amendment to the Florida Constitution permitting casino gaming at the Fronton. The

Freedom Preferred Stock is convertible into a minimum of 157,873 shares of the Common Stock and a maximum of 315,746 shares of the Common Stock. Casino America is the sole holder of Freedom Preferred Stock. Freedom has granted certain piggyback registration rights to Casino America with respect to the Freedom Preferred Stock and the shares of the Company's Common Stock into which it is convertible.

     Pursuant to a Stock Purchase Agreement, on March 31, 1993, the Company sold 603,000 shares of Common Stock to Freedom for total cash consideration of $874,350 ($1.45 per share) (the "Equity Infusion"). In addition, the Company granted Freedom options to purchase an additional 1,750,000 shares of Common Stock at an exercise price of $1.45 per share, exercisable at any time before the fifth anniversary of the closing. The Stock Purchase Agreement provided that if the Common Stock was delisted from the Nasdaq SmallCap Market pursuant to a proceeding commenced before 181 days after March 31, 1993 (regardless of whether the Common Stock was subsequently relisted), (i) the effective per share purchase price would be adjusted to $1.25, the purchase price would remain at $874,350 and the number of shares sold to Freedom would be increased to 699,480 shares, and (ii) the per share price pursuant to the options granted to Freedom would be adjusted to $1.25 and the number of shares which would be available to be purchased pursuant to the option would be increased to 2,030,000.

     By letter dated April 7, 1993, the Company received notice that, following review of the Company's submissions concerning the Equity Infusion, the Nasdaq Stock Market would delist the Common Stock effective April 8, 1993. As a result of the delisting of the Common Stock and pursuant to the Stock Purchase Agreement, the Company issued an additional 96,480 shares of Common Stock to Freedom and the exercise price per share of the options was reduced to $1.25 per share and the number of shares subject to the options increased to 2,030,000. The Common Stock was later relisted following appeal and review by the Nasdaq Qualifications Committee.

     On August 26, 1994, and October 4, 1994, Freedom exercised its option in part to purchase 400,000 shares and 300,000 shares of Common Stock, respectively. Freedom retains an option to purchase 1,330,000 shares at an exercise price of $1.25 per share.

     In connection with the sale of the Company's previously majority-owned subsidiary, Sports-Tech International, Inc., in July 1991 to Sports-Tech, Inc. ("Sports-Tech") for $40,000 cash, the Company sold to Sports-Tech a three-year Warrant to purchase up to 400,000 shares of the Company's Common Stock at an aggregate purchase price of $1,000,000. As a result of the Equity Infusion by Freedom, the shares issuable under this Warrant increased to 651,752 shares. On July 28, 1994, Sports-Tech exercised the Warrant and purchased the 651,752 shares at a per share exercise price of approximately $1.534. Pursuant to the request by Sports-Tech in accordance with the Warrant, the Company filed a registration statement with the Securities and Exchange Commission with respect to the resale of these shares. On March 9, 1995, Sports-Tech informed the Company that it had sold all 651,752 shares.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date concerning each stockholder known to the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, and information regarding beneficial ownership of Common Stock and the Class B Common Stock of Freedom and the Common Stock of Holding by each director and executive officer, and all directors and executive officers as a group. Of the 1,349,480 shares of the Company's Common Stock currently held of record by Freedom, 1,000,000 shares have been pledged by Freedom to a bank to secure a $2,000,000 line of credit and 25,000 shares have been pledged by Freedom to a director of the Company to secure a loan. Information is provided with respect to the ownership of stock in Freedom and Holding because Freedom and Holding may each be deemed to be a "parent" of the Company as such term is defined in the rules promulgated under the Securities Exchange Act of 1934. Holding's sole business currently is to hold shares of Freedom.

                                               THE COMPANY                        FREEDOM                          HOLDING
                                               -----------                        -------                          -------
Directors and                           Number of      Percent of        Number of        Percent of      Number of     Percent of
Executive Officers                      Shares(1)       Class(2)         Shares(1)        Class(3)        Shares(1)      Class(4)
- ------------------                      ---------      ----------        ---------        ----------      ---------     ---------

W. B. Collett . . . . . . . . . .      3,004,480(5)       59.4%          1,000,372(6)       84.3%           397(7)       79.4%

Robert L. Hurd  . . . . . . . . .         26,000(8)           *            108,639           9.2%           ---            ---

W. B. Collett, Jr.  . . . . . . .         75,000(9)        2.2%             40,000(10)       3.4%            88          17.6%

Timothy L. Hensley  . . . . . . .        50,000(11)        1.4%             40,000(10)       3.4%             5           1.0%

Roland M. Howell  . . . . . . . .       336,000(12)        9.8%                ---            ---           ---            ---

Gary E. Bowman  . . . . . . . . .        25,500(13)           *                ---            ---           ---            ---

George W. Galloway, Jr. . . . . .        25,000(13)           *                ---            ---           ---            ---

All current directors and officers
as a group (7 persons). . . . . .     3,541,980(14)       67.1%          1,189,011(15)      93.8%           490(7)         98%

5% Beneficial Owners
- --------------------

Freedom Financial
Corporation(16)   . . . . . . . .     2,679,480(17)       56.6%                N/A            N/A           N/A            N/A

WJA Realty Limited
Partnership . . . . . . . . . . .       200,000(18)        5.9%                N/A            N/A           N/A            N/A
P.O. Box 1439
Tulsa, Oklahoma  74101

Roland M. and Dorothy V.
  Howell  . . . . . . . . . . . .       336,000(12)        9.8%                N/A            N/A           N/A            N/A
Plaza Venetia; Suite 22A-B
555 N.E. 15th Street
Miami, Florida 33132

Casino America, Inc.  . . . . . .       315,746(19)        9.2%                N/A            N/A           N/A            N/A
711 Washington Loop
Biloxi, Mississippi  39530


- ---------------

*  Represents less than 1% of class.

(1) Based upon information furnished to the Company by the named person, and information contained in filings with the Securities and Exchange Commission (the "Commission"). Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days.
     Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares shown by them.

(2) Based on 3,400,779 shares outstanding as of the Record Date. Shares of Common Stock subject to exercisable options or options exercisable within 60 days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.

(3) Based on 1,187,293 shares outstanding as of the Record Date. Class B Common Stock is the only class of Freedom's capital stock issued and outstanding. Shares of Freedom common stock subject to exercisable options or options exercisable within 60 days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person.

(4)  Based on 500 shares outstanding as of the Record Date.

(5) Includes 2,679,480 shares beneficially owned by Freedom, including 1,330,000 shares which Freedom currently has the right to acquire. See
     Note 16. Mr. Collett may be deemed to beneficially own the shares held by Freedom, although he disclaims beneficial ownership of such shares. Includes 325,000 shares that Mr. Collett may purchase pursuant to options.

(6) Includes 1,000,372 shares owned by Holding. Mr. Collett may be deemed to beneficially own the shares held by Holding, although he disclaims beneficial ownership of such shares.

(7) Includes 88 shares owned by Mr. Collett's former spouse for which he has sole voting power, but no power of disposition.

(8) Includes 1,000 shares owned by the Hurd Family Partnership, L.P., of which Mr. Hurd is general partner. Includes 25,000 shares that Mr. Hurd may purchase pursuant to options.

(9)  Includes 75,000 shares that may be purchased pursuant to options.

(10) Includes 40,000 shares that may be purchased pursuant to options under Freedom's stock option plan.

(11) Includes 50,000 shares that may be purchased pursuant to options.

(12) Of the 336,000 shares, Mr. and Mrs. Howell own 156,000 shares as joint tenants and share voting and investment power, Mr. Howell owns 35,000 shares individually (including options for 25,000 shares) and retains sole voting and investment power with respect to these shares, and Mrs. Howell owns 145,000 shares individually and retains sole voting and investment power with respect to these shares.

(13) Includes 25,000 shares that may be purchased pursuant to options.

(14) Includes 1,880,000 shares which may be acquired by all directors and officers as a group pursuant to options, including options for 1,330,000 shares owned by Freedom. See Note 5.

(15) Includes 80,000 shares which may be acquired upon the exercise of stock options by all directors and officers as a group.

(16) The address of Freedom Financial Company is 2669 Charlestown Road, New Albany, Indiana 47150. The business address of W. B. Collett is 1750 South Kings Highway, Fort Pierce, Florida 34945-3099. The address of Freedom Holding, Inc. is P.O. Box 216, Floyds Knobs, Indiana 47119.

(17) Includes 1,330,000 shares which Freedom currently has the right to acquire. See also Note 16.

(18) Roger M. Wheeler, Jr. and E.H.P. Company (wholly owned by Pamela W. Norberg) are the general partners of WJA Realty Limited Partnership. As the general partners, each may be deemed to share with the other voting and dispositive power with respect to the shares.

(19) Casino America, Inc. owns 23,681 shares of Freedom's 7% Series AA Mandatorily Redeemable Preferred Stock (the "Freedom Preferred Stock"). Until October 4, 1999, the Freedom Preferred Stock is convertible into 157,873 shares of the Company's Common Stock owned by Freedom if at the time of conversion Florida law permits casino style gaming at the Fronton and 315,746 shares if at the time of conversion Florida law does not permit casino style gaming at the Fronton.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     King & Company, PSC, has served as the Company's independent public accountants and audited the Company's financial statements for the fiscal year ending December 31, 1995, following the engagement of King & Company, PSC, on January 9, 1995. It is anticipated that a representative of King & Company, PSC, will be present at the Annual Meeting, will have an opportunity to make a statement should he desire to do so, and will be available to respond to appropriate questions.

     For the past several years, Arthur Andersen & Co. had been engaged by the Company to audit the Company's financial statements. On January 9, 1995, the Company dismissed Arthur Andersen & Co. Arthur Andersen & Co's accountant's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss Arthur Andersen & Co. and to engage other accountants was approved by the Company's Board of Directors. During the Company's two most recent fiscal years and the interim period preceding the dismissal of Arthur Andersen & Co., there were no disagreements between the Company and Arthur Andersen & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen & Co., would have caused Arthur Andersen & Co. to make a reference to the subject matter of the disagreement in connection with its reports.

                            EXPENSES OF SOLICITATION

     All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names. Solicitation may be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

                 STOCKHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company on or before May 16, 1997, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

                                OTHER INFORMATION

     Management does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the meeting. As to any other matter or proposal that may properly come before the meeting, it is intended that proxies solicited will be voted in accordance with the discretion of the proxy holders.

     The form of proxy and the proxy statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

     A COPY OF THE COMPANY'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1995, WITHOUT EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO: TIMOTHY L. HENSLEY, FLORIDA GAMING CORPORATION, 1750 SOUTH KINGS HIGHWAY, FORT PIERCE, FLORIDA 34945-3094.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FLORIDA GAMING CORPORATION (THE "CORPORATION")

    The undersigned hereby appoints Robert L. Hurd and W.B. Collett, Jr., or either of them (with full power to act alone), as proxies, with the Corporation's Chief Executive Officer retaining the power of substitution should either of them be unable to serve, to represent and to vote all of the stock of the Corporation held of record or which the undersigned is otherwise entitled to vote, at the close of business on August 13, 1996, at the 1996 Annual Meeting of Stockholders to be held at Fort Pierce Jai-Alai, 1750 South Kings Highway, Fort Pierce, Florida, on October 10, 1996, at 12:00 noon, local time, and at any adjournments thereof, with all the powers the undersigned would possess if personally present, as follows:

1.         ELECTION OF DIRECTORS
           / / FOR all nominees listed below        / / WITHHOLD AUTHORITY to
           (except as marked to the contrary        vote for all nominees listed below
           below)

          W. Bennett Collett, Gary E. Bowman, W. Bennett Collett, Jr., George W. Galloway, Jr., Roland M. Howell, and Robert L. Hurd

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES,
                  WRITE THE NOMINEE'S NAME ON THE LINE BELOW)
                                        ________________________________________

2.         In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED AND IN ACCORDANCE WITH THE ACCOMPANYING PROXY STATEMENT. IF NO INSTRUCTION IS INDICATED, THIS SIGNED AND DATED PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1.

                                                                       Signature
                                                                       Additional signature, if held jointly
                                                                       Dated , 1996
                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                       PROMPTLY USING THE ENCLOSED ENVELOPE
                                                                       Please sign exactly as name appears at left.
                                                                       When shares are held by joint tenants, both
                                                                       should sign. When signing as attorney,
                                                                       executor, administrator, trustee or guardian,
                                                                       please give full title as such. If a
                                                                       corporation, please sign in full corporate
                                                                       name by President or other authorized
                                                                       officer. If a partnership, please sign in
                                                                       partnership name by authorized person.